SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement Confidential
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to section 240.14a-11(c) or section
       240.14a-12

                     NOVAMETRIX MEDICAL SYSTEMS INC.

 ...............................................................................
           (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]    $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)    Title of each class of securities to which transaction applies:

    2)    Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4)    Proposed maximum aggregate value of transaction:

    5)    Total fee paid:

   [X]    Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


    1)    Amount Previously Paid:

          .....................................................................

    2)    Form, Schedule or Registration Statement No.:

          .....................................................................

    3)    Filing Party:

          .....................................................................

    4)    Date Filed:

          .....................................................................

                    [Novametrix Letterhead]




                       November 12, 1996


Dear Fellow Stockholders:


          The dissident "13D Shareholder Group" led by Paul Cote is circulating a revised Definitive Proxy Statement, which you may already have received. I am pleased to report that the dissident Group has retracted the false charges it levelled at management over the past three months, and has started its solicitation of proxies all over again. ALL PROXIES THE 13D GROUP RECEIVED BEFORE ITS NEW SOLICITATION ARE INVALID. This invalidity applies only to the 13D Group's previous GREEN proxies, not to the WHITE proxies solicited by the Company.

          Meanwhile, on November 7, 1996, Institutional Shareholder Services ("ISS"), the nation's leading independent stockholder advisory group, issued a report recommending that stockholders vote FOR the Andros merger, FOR the Company's director nominees, and FOR the other proposals in the Company's proxy statement. Our press release announcing the ISS recommendation is enclosed.

          ISS reviewed the proxy statements of the Company and the 13D Group, and it discussed the issues both with management and with Mr. Cote. Its report includes the following observations and conclusions:

                    *    "While we believe the
               dissidents raise important questions
               [about the Andros merger], THEIR NUMBERS
               ARE MISLEADING."  (Emphasis added.)

                    *    "As for the pricing of the
               transaction, shareholders are giving up
               38 percent of Novametrix for the
               potential of doubling their earnings per share and having an equity stake in a much larger, broader-based company."

                    *    "[I]n view of Andros's recent
               product developments, new customer
               contracts, and government regulations,
               we believe
               Andros will see stronger
               performance unless it is utterly
               mismanaged."

                    *    "Based on the FAVORABLE
               PRICING, the STRATEGIC FIT of the two
               companies, the prospects for EARNINGS
               GROWTH, and the FAIRNESS OPINION of
               Tucker Anthony, we believe THE MERGER
               AGREEMENT WARRANTS SHAREHOLDER SUPPORT."
               (Emphasis added.)

          Your Board of Directors continues to believe the Andros merger will significantly enhance stockholder value. We are gratified that the nation's leading stockholder advisory group supports the Board's recommendations and recognizes that the 13D Group's opposition is based on "misleading" numbers. If you gave the 13D Group your proxy before, that proxy is INVALID. Please do not give it to them again.

          YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE THE WHITE PROXY CARD FOR THE ANDROS MERGER, FOR THE COMPANY'S NOMINEES FOR CLASS A DIRECTORS, AND FOR THE OTHER PROPOSALS IN THE COMPANY'S PROXY STATEMENT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE WHITE PROXY CARD THAT WAS ENCLOSED WITH OUR PROXY STATEMENT, OR THE ADDITIONAL WHITE PROXY CARD ENCLOSED HEREWITH.

          WE URGE YOU NOT TO SIGN THE NEW GREEN PROXY CARD YOU
RECEIVE FROM THE 13D GROUP.

          Thank you for your continued support.

                                   Sincerely yours,



                                   William J. Lacourciere
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer



This document contains forward-looking statements concerning post-merger operations of Novametrix. There are many factors that could cause actual results to differ materially from those in the forward-looking statements herein, including difficulties in integrating the operations of Andros and Novametrix, changes in the health care industry, more stringent regulation of medical device manufacturers, uncertainties regarding patents and other proprietary rights, intense competition and foreign currency fluctuations. No assurance can be given that Novametrix will fully realize the cost savings and revenue opportunities it expects from the merger. Novametrix does not presently intend to update publicly the foregoing forward-looking statements.

-----------------------------------------------------------------------------
                                 NEWS RELEASE

                                  GEORGESON
                                & COMPANY INC.
                                --------------

                              Wall Street Plaza
                              New York, NY 10005
                                 212*440*9800
                               FAX 212*440*9009



From:                                 For Release:
   Novametrix Medical Systems Inc.                 IMMEDIATELY
   56 Carpenter Lane                  Contact:
   Wallingford, CT  06492                          William J. Lacourciere
                                                   Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer
                                                   (203) 284-2534


     NOVAMETRIX MEDICAL SYSTEMS ANNOUNCED TODAY THAT IT HAS

              RECEIVED THE SUPPORT OF INSTITUTIONAL

           SHAREHOLDER SERVICES AT ITS ANNUAL MEETING



     Wallingford,  CT,  November  11,  1996...Novametrix  Medical

Systems Inc., (NASDAQ:NMTX), announced today that it has received the  support  of Institutional Shareholder Services ("ISS"),  the nation's leading independent shareholder advisory group.



    ISS has recommended that Novametrix stockholders vote FOR the

Company's  merger  agreement with Andros and  FOR  the  Company's

director   nominees   and   long  term   incentive   plan.    Its

recommendations are based on its independent review of the  proxy statements  circulated by the Company and  by  a  dissident  "13D

Shareholders Group," and on discussions with management  and  the leader of the dissident group.

                         -more-

Novametrix Medical Systems Inc.
Page 2


     With  respect to the Andros merger, ISS stated in its report

that,   "   While  we  believe  the  dissidents  raise  important

questions,  their  numbers are misleading.   Much  of  the  'poor

performance' of Andros is related to one-time costs of  Genstar's restructuring and operational streamlining.  ...Andros does carry

substantial   debt,   but  we  see  no  evidence   that   it   is

unserviceable. ...Since [Andros] is contributing more than  twice as  much  as  Novametrix to the combined Company the  pricing  is

fair.   ...Based on the favorable pricing, the strategic  fit  of

the  two  companies, the prospects for earnings growth,  and  the fairness  opinion  rendered by Tucker  Anthony,  we  believe  the merger agreement warrants shareholder support."



     In  recommending that Novametrix' Class A Directors  be  re-

elected,   ISS   added,   "In   our   opinion,   the   particular

qualifications of the dissident nominees do not add greater value to the board than the two incumbent directors."



     William J. Lacourciere, Novametrix' Chairman, President  and

Chief  Executive Officer said, "We are extremely  gratified  with the  ISS  recommendation to support the  Andros  merger  and  our

director  nominees.   Support  from this  respected  organization

validates our belief that the merger agreement with Andros is the best way to maximize stockholder value at this time."





                         -more-

Novametrix Medical Systems Inc.
Page 3


     Novametrix  is  a  designer,  developer,  manufacturer,  and marketer of medical electronic instruments and sensors which non-

invasively  and  continuously assess a critically  ill  patient's

oxygen,  carbon dioxide, and respiratory mechanics.   Novametrix'

products  are  used  in  operating rooms, intensive  care  units,

respiratory care departments, emergency rooms and inter-and intra-

hospital patient transport.



For more information, please contact Georgeson & Company, at (800)

223-2064 or (212) 440-9800.

                               ###